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                                                                       EXHIBIT 1

                                    AGREEMENT

      The undersigned hereby agree in writing pursuant to the provisions of Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, that the Amendment No. 2 to Schedule 13G to which this Agreement is attached is filed on behalf of each of the undersigned.

Dated: February 11, 2005

                                        BLANCHE EBERT SEAVER, RICHARD
                                        C. SEAVER and R. CARLTON SEAVER,
                                        as Co-Trustees of the Trust Established
                                        under Paragraph V of the Will of Frank
                                        R. Seaver, Deceased

                                        Bank of America, N.A., Co-Trustee

                                        By: /s/ Robert J. Kitzman
                                            -----------------------------------
                                        Name:  Robert J. Kitzman
                                        Title: Vice President

                                        By: /s/ Richard C. Seaver
                                            -----------------------------------
                                        Name:  Richard C. Seaver
                                        Title: Co-Trustee

                                        By: /s/ R. Carlton Seaver
                                            -----------------------------------
                                        Name:  R. Carlton Seaver
                                        Title: Co-Trustee

                                        BANK OF AMERICA, N.A.

                                        By: /s/ Robert J. Kitzman
                                            -----------------------------------
                                        Name:  Robert J. Kitzman
                                        Title: Vice President